Exhibit 99.1

FOR IMMEDIATE RELEASE

Primus Telecommunications Group, Incorporated

Reports First Quarter 2013 Results

•	Q1 North America Telecom Revenue of $51.3MM; Adjusted EBITDA of $10.3MM

¡	Gross Margin of 51.1% up 150bp Year/Year

¡	Adjusted EBITDA Margin of 20.1% up 230bp Year/Year

•	Expanded On-Net Facilities Help Drive Increased Margins

¡	Ottawa Fiber Ring Carrier Ethernet Enabled

¡	15% Increase in Canadian Co-Location Network Footprint

•	Subsequent Events

¡	Sold BLACKIRON Data Unit for Approximately CAD$200MM

¡	Purchase Agreement to Sell North America Telecom to Affiliates of York Capital Management for Approximately $129MM

MCLEAN, VA – (MARKET WIRE) – May 13, 2013 – Primus Telecommunications Group, Incorporated (“PTGi”) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the first quarter ended March 31, 2013.

Additionally, in a press release issued separately, PTGi announced that it has entered into a purchase agreement to sell its North American retail telecommunications operations in the United States and Canada to affiliates of York Capital Management, for approximately US$129 million.

Andrew Day, PTGi’s President and CEO, stated, “The completed and pending sales of two major assets represent significant steps in monetizing PTGi’s portfolio. Our Board of Directors is evaluating options for the deployment of the proceeds from the sale of BLACKIRON and, upon completion, the proceeds from the sale of North America Telecom. With respect to North America Telecom, first quarter results demonstrate our strategy of selectively investing in growth businesses, while managing our traditional telecom services for profitability and cash flow. Overall, we saw expansion in North America Telecom Adjusted EBITDA margin to 20.1%. During the sale approval process, we are continuing to focus on our high margin on-net revenue streams such as hosted phone, Ethernet, local, and high speed internet.”

Segment Results

PTGi’s first quarter 2013 results from continuing operations include two segments: North America Telecom, highlighting Primus Canada’s competitive telecom suite of voice and data services for consumers and small to medium businesses, as well US Retail operations; and BLACKIRON Data, a ‘pure-play’ data center business. On April 17, 2013, PTGi sold BLACKIRON Data to Rogers Communications Inc. for approximately CAD$200 million; therefore, this segment’s results, which are included in the consolidated results from continuing operations during the first quarter ended March 31, 2013, are not presented separately. North America Telecom segment results are presented below:

North America Telecom

•

Net revenue was $51.3 million, a decrease of 14.3% from $59.8 million in the first quarter of 2012. On a constant currency basis, net revenue decreased 13.9%. The decrease in net revenue is due primarily to declines in local and long distance services.

•

Net revenue less cost of revenue was $26.2 million, or 51.1% of net revenue, a decrease of 11.7% from $29.7 million, or 49.6% of net revenue, in the first quarter of 2012. The improvement as a percentage of net revenue is due to both efforts at reducing supplier costs, and a favorable trend in product mix, which offers increasing weight to high margin growth services, such as broadband and hosted phone.

•

Selling, general and administrative (“SG&A”) expense was $15.9 million, or 31.0% of net revenue, a decrease of 16.5% from $19.1 million, or 31.9% of net revenue, in the first quarter of 2012. Management continues to focus on optimizing the cost structure of the segment to ensure competitiveness and profitability.

•

Adjusted EBITDA was $10.3 million, or 20.1% of net revenue, compared to $10.6 million, or 17.8% of net revenue, in the first quarter 2012. The decrease in Adjusted EBITDA is primarily attributable to the decline in operating segment net revenue. The increase in Adjusted EBITDA as a percentage of net revenue is part of a balanced approach at driving margin expansion, while managing our cost structure to support current operations.

•

Capital expenditures were $2.6 million in the first quarter of 2013 compared to $2.6 million in the first quarter of 2012. The expenditures are mainly for expansion of growth services capabilities, customer premise equipment and network and information system infrastructure.

Jim Keeley, Chief Financial Officer, stated, “We are very pleased with the successful sale of BLACKIRON Data. The proceeds received can be used to pay off all of our outstanding debt and in turn significantly improve the strength of our balance sheet, putting us in a net cash position.”

Consolidated Results

Continuing PTGi operations, including Canada and U.S. Retail, are presented below. These results also include results from the BLACKIRON Data segment, which was sold in the second quarter of 2013. Results from the Australian operations, as well as from PTGi’s International Carrier Services segment are classified as discontinued for all periods presented.

Net revenue was $60.9 million, a decrease of 10.5% from $68.0 million in the first quarter of 2012. The impact of foreign currency was a decrease of $0.3 million. On a constant currency basis, net revenue decreased 10.0%.

Net revenue less cost of revenue was $31.4 million, or 51.6% of net revenue, compared to $34.5 million, or 50.7% of net revenue, in the first quarter of 2012. The impact of foreign currency translation was a decrease of $0.2 million.

Selling, general and administrative (“SG&A”) expense was $22.6 million, or 37.1% of net revenue, compared to $27.2 million, or 39.9% of net revenue in the first quarter of 2012. SG&A includes $1.7 million of severance and other non-recurring costs.

Income (loss) from operations was $2.2 million, or 3.7% of net revenue, compared to $(0.3) million, or (0.4)% of net revenue in the first quarter of 2012.

Adjusted EBITDA was $9.4 million, or 15.4% of net revenue, compared to $9.0 million, or 13.3% of net revenue in the first quarter of 2012. Excluding severance and other non-recurring costs, Normalized Adjusted EBITDA was $11.0 million, or 18.1% of net revenue, compared to $10.7 million, or 15.7% of net revenue in the first quarter of 2012. The year-over-year impact of foreign exchange translation was a decrease of $0.1 million.

Net loss was $3.2 million, or $(0.23) per basic and diluted common share, compared to $6.9 million, or $(0.50) per basic and diluted common share, in the first quarter 2012. The number of shares outstanding used to calculate basic and diluted earnings per common share in the first quarter of 2013 was 13.9 million, compared to 13.7 million for basic and diluted earnings per common share in the first quarter of 2012.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the first quarter 2013 with $13.8 million in cash and cash equivalents, down from $23.2 million at December 31, 2012. Cash was used during the first quarter for $6.5 million for capital expenditures, $4.0 million for 2012 performance bonuses, $3.6 million for timing of vendor payments, and $4.7 million used for working capital offset, in part, by $9.4 million of Adjusted EBITDA. PTGi’s long-term debt, including current obligations, as of March 31, 2013 was $127.8 million, unchanged from December 31, 2012.

Capital expenditures were $6.5 million in the first quarter of 2013 compared to $8.1 million in the first quarter of 2012. Excluding discontinued operations, capital expenditures were $6.5 million and $5.1 million in the first quarter of 2013 and 2012, respectively.

Free Cash Flow in the first quarter of 2013 was a negative $7.9 million compared to positive $9.9 million in the first quarter of 2012. Net cash used in operating activities was $1.4 million in the first quarter of 2013 compared to net cash provided by operating activities of $18.0 million in the first quarter of 2012. The primary contributors to the decrease in free cash flow over the prior year quarter were a $12.0 million decrease in Adjusted EBITDA from discontinued operations (primarily Australia) and a $8.8 million decrease in working capital due largely to the timing of vendor payments, partially offset by a $1.6 million decrease in capital expenditures, a $1.0 million decrease in interest paid and a $0.4 million increase in Adjusted EBITDA from continuing operations. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Conference Call

The Company will hold a conference call on Monday, May 13, 2013 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, and media gateways. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release and will be on PTGi’s website at investors.ptgi.com simultaneous with the conference call. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed acquisition of the North American retail operations of the Company by affiliates of York Capital Management. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.ptgi.com under “Investor Relations” or by directing a request to: Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attn: Investor Relations, (703) 748-8050, ir@ptgi.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 30, 2013.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance, results, or the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the proposed divestiture of PTGi’s North America Telecom operations, including the risk that we may not obtain stockholder and regulatory approval of the transactions contemplated by the definitive agreement on the proposed terms and schedule; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the definitive agreement; and the risk that the transactions contemplated by the definitive agreement may not be completed in the time frame expected by the parties or at all; (ii) continuing uncertain global economic conditions; (iii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iv) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value or our ability to complete any transactions arising out of that evaluation, including the pursuit of a divestiture of the International Carrier Services business unit; (v) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (vi) our ability to attract and retain customers; (vii) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (viii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (ix) volatility in the volume and mix of trading activity on the Arbinet Exchange; (x) strengthening of the U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (xi) our compliance with complex laws and regulations in the U.S. and internationally; (xii) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xiii) our liquidity and possible inability to service our substantial indebtedness; (xiv) an occurrence of a default or event of default under our indentures; (xv) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xvi) management’s plans, goals, forecasts, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xvii) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xviii) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xix) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(Tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

March 31, 2013

Cash and cash equivalents	$13,844
Accounts receivable, net	18,565
Prepaid expenses and other current assets	5,372
Assets held for sale	39,284

TOTAL CURRENT ASSETS	77,065
Restricted cash	832
Property and equipment, net	66,198
Goodwill	60,085
Other intangible assets, net	60,265
Other assets	23,343

TOTAL ASSETS	$287,788

Accounts payable	$14,217
Accrued interconnection costs	2,131
Deferred revenue	8,293
Accrued expenses and other current liabilities	14,524
Accrued income taxes	7,701
Accrued interest	4,926
Current portion of long-term obligations	54
Liabilities held for sale	18,840

TOTAL CURRENT LIABILITIES	70,686

Long-term obligations	127,069
Deferred tax liability	11,194
Contingent value rights	14,792
Other liabilities	948

TOTAL LIABILITIES	224,689

Total stockholders’ equity	63,099

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$287,788

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

NET REVENUE	$60,883	$63,253	$68,002

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	29,470	27,957	33,505
Selling, general and administrative	22,575	24,345	27,156
Depreciation and amortization	6,600	8,079	7,597
(Gain) loss on sale or disposal of assets	—	(3)	43
Asset impairment expense	—	10,000	—

Total operating expenses	58,645	70,378	68,301

INCOME (LOSS) FROM OPERATIONS	2,238	(7,125)	(299)

INTEREST EXPENSE	(4,216)	(3,836)	(6,879)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(32)	(31)	(57)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	(599)	—
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	112	6,208	(7,190)
INTEREST AND OTHER INCOME (EXPENSE), net	18	(34)	4
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	1	(494)	1,951

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(1,879)	(5,911)	(12,470)

REORGANIZATION ITEMS, net	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,879)	(5,911)	(12,470)
INCOME TAX BENEFIT (EXPENSE)	(50)	3,777	1,106

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,929)	(2,134)	(11,364)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(1,283)	(2,542)	4,612
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	(4,401)	—

NET INCOME (LOSS)	(3,212)	(9,077)	(6,752)
Less: Net (income) loss attributable to the noncontrolling interest	—	—	(106)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(3,212)	$(9,077)	$(6,858)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.14)	$(0.15)	$(0.84)
Income (loss) from discontinued operations	(0.09)	(0.18)	0.34
Gain (loss) from sale of discontinued operations	—	(0.32)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.23)	$(0.65)	$(0.50)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.14)	$(0.15)	$(0.84)
Income (loss) from discontinued operations	(0.09)	(0.18)	0.34
Gain (loss) from sale of discontinued operations	—	(0.32)	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.23)	$(0.65)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,909	13,901	13,744

DILUTED	13,909	13,901	13,744

DIVIDENDS DECLARED PER BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	$—	$3.05	—

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(1,929)	$(2,134)	$(11,470)
Income (loss) from discontinued operations	(1,283)	(2,542)	4,612
Gain (loss) from sale of discontinued operations	—	(4,401)	—

Net income (loss)	$(3,212)	$(9,077)	$(6,858)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31, 2013	Three Months Ended December 31, 2012	Three Months Ended March 31, 2012
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(3,212)	$(9,077)	$(6,858)
Share-based compensation expense	523	176	1,702
Depreciation and amortization	6,600	8,079	7,597
(Gain) loss on sale or disposal of assets	—	(3)	43
Asset impairment expense	—	10,000	—
Interest expense	4,216	3,836	6,879
(Accretion) amortization on debt premium/discount, net	32	31	57
(Gain) loss on early extinguishment or restructuring of debt	—	599	—
Interest and other (income) expense	(18)	34	(4)
(Gain) loss from Contingent Value Rights valuation	(112)	(6,208)	7,190
Foreign currency transaction (gain) loss	(1)	494	(1,951)
Income tax (benefit) expense	50	(3,777)	(1,106)
(Income) expense attributable to the non-controlling interest	—	—	106
(Income) loss from discontinued operations, net of tax	1,283	2,542	(4,612)
(Gain) loss from sale of discontinued operations, net of tax	—	4,401	—

ADJUSTED EBITDA	$9,361	$11,127	$9,043
Severance and other non-recurring costs	1,663	523	1,608

NORMALIZED ADJUSTED EBITDA	$11,024	$11,650	$10,651

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended March 31, 2013	Three Months Ended December 31, 2012	Three Months Ended March 31, 2012

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,384)	$(285)	$18,028
Net cash used in purchase of property and equipment	(6,517)	(6,612)	(8,111)

FREE CASH FLOW	$(7,901)	$(6,897)	$9,917

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

(in thousands)

(unaudited)

North America Telecom	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012

INCOME (LOSS) FROM OPERATIONS	$5,383	$5,204
Depreciation and amortization	4,933	5,417

ADJUSTED EBITDA	$10,316	$10,621

Net revenue	51,250	59,805

ADJUSTED EBITDA MARGIN	20.1%	17.8%